Exhibit (e)(i)

October 31, 2008

Todd Modic
Senior Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2002, between ING Variable Portfolios, Inc. and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING U.S. Government Money Market Portfolio, effective October 31, 2008, a newly established Series of ING Variable Portfolios, Inc. (the “Portfolio”), upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolio to the Amended Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the Portfolio.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

ING Funds Distributor, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	NG Variable Portfolios, Inc.
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

AMENDED SCHEDULE OF APPROVALS
with respect to the
DISTRIBUTION AGREEMENT
between
ING VARIABLE PORTFOLIOS, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Company
ING BlackRock Global Science and Technology Portfolio
ING Global Equity Option Portfolio
ING International Index Portfolio
ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio
ING Morningstar U.S. Growth Index Portfolio
ING Opportunistic LargeCap Growth Portfolio
ING Opportunistic LargeCap Value Portfolio
ING Russell™ Large Cap Index 85% Portfolio
ING Russell™ Large Cap Index Portfolio
ING Russell™ Mid Cap Index Portfolio
ING Russell™ Small Cap Index Portfolio
ING U.S. Government Money Market Portfolio
ING VP Index Plus LargeCap Portfolio
ING VP Index Plus MidCap Portfolio
ING VP Index Plus SmallCap Portfolio
ING VP Small Company Portfolio
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio